EXECUTION COPY

ICONIX BRAND GROUP, INC.

(a Delaware corporation)

12,065,000 Shares of Common Stock

PURCHASE AGREEMENT

Dated: December 7, 2006

ICONIX BRAND GROUP, INC.

(a Delaware corporation)

12,065,000 Shares of Common Stock

(Par Value $0.001 Per Share)

PURCHASE AGREEMENT

December 7, 2006
MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Lehman Brothers Inc.

as Representatives of the several Underwriters

c/o	Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
4 World Financial Center
New York, New York 10080

Ladies and Gentlemen:

Iconix Brand Group, Inc., a Delaware corporation (the “Company”), and the persons listed in Schedule B hereto (the “Selling Shareholders”), confirm their respective agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Lehman Brothers Inc. (“Lehman Brothers”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch and Lehman Brothers are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company and the Selling Shareholders, acting severally and not jointly, of an aggregate of 12,065,000 shares (the “Initial Securities”) of the common stock, par value $0.001 per share, of the Company (“Common Stock”), of which 2,690,000 shares will be sold by the Selling Shareholders in the respective amounts set forth opposite their names in Schedule B hereto and 9,375,000 shares will be sold by the Company, and the purchase by the Underwriters, acting severally and not jointly, of the Initial Securities, in the respective amounts set forth opposite their names in Schedule A, and (ii) the grant to the Underwriters, severally and not jointly, by the Company and the Selling Shareholders listed in Schedule C hereto (the “Option Shareholders”), acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 1,809,750 additional shares of Common Stock (the “Option Securities”), including up to 400,000 shares from the Option Shareholders in the respective amounts set forth opposite their names in Schedule C hereto and up to 1,409,750 shares from the Company to cover overallotments, if any. The Initial Securities and the Option Securities are hereinafter called, collectively, the “Securities”.

The Company and the Selling Shareholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-138582), including the related preliminary prospectus or prospectuses, covering the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information.” Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement is herein called a “preliminary prospectus.” Such registration statement, including the amendments thereto, the exhibits and any schedules thereto, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the “1934 Act”) which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be.

SECTION 1.  Representations and Warranties.

(a)  Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time referred to in Section 1(a)(i) hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i)  Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

2

At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time (as defined below), neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time and the Statutory Prospectus (as defined below) as of the Applicable Time, and the information included on Schedule G hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 7:00 am (Eastern time) on December 8, 2006 or such other time as agreed by the Company, Merrill Lynch and Lehman Brothers.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form required to be retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a Bona Fide Electronic Road Show (as defined below)), as evidenced by its being specified in Schedule F hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

3

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein.

The Company has made available a “bona fide electronic road show,” as defined in Rule 433, in compliance with Rule 433(d)(8)(ii) (the “Bona Fide Electronic Road Show”) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the issuer notified or notifies Merrill Lynch and Lehman Brothers as described in Section 3(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch and Lehman Brothers expressly for use therein.

Each preliminary prospectus (including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto) complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

At the time of filing the Registration Statement, any 462(b) Registration Statement and any post-effective amendments thereto and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the 1933 Act Regulations.

(ii)  Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were filed (or, if they were amended, at the time such amendments were filed) or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934 (the “1934 Act”), and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”), and, when read together with the other information in the Prospectus, (a) at the time the Registration Statement became effective, (b) at the time the Prospectus was issued and (c) at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii)  Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(iv)  Financial Statements. The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company,

4

its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as otherwise set forth in the financial statements. The financial statements of the businesses or entities acquired by the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, or incorporated by reference therein, together with any related schedules and notes, present fairly in all material respects the financial position of such business or entities, their consolidated subsidiaries, if any, at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the such businesses or entities for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved, except as set forth in the financial statements. The supporting schedules included in the Registration Statement, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(v)  No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(vi)  Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(vii)  Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

5

(viii)  Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, described in the Prospectus, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The shares of issued and outstanding capital stock, including the Securities to be purchased by the Underwriters from the Selling Shareholders, have been duly authorized and are validly issued, fully paid and non-assessable, other than Securities which will be sold by the Selling Shareholders upon exercise of stock options in which case such Securities will be validly issued, fully paid and non-assessable at the Closing Time; none of the outstanding shares of capital stock, including the Securities to be purchased by the Underwriters from the Selling Shareholders, was issued by the Company in violation of the preemptive or other similar rights granted by the Company to any securityholder of the Company.

(ix)  Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(x)  Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

(xi)  Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in (i) violation of its charter or by-laws, or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) (other than certain payments described in the Prospectus under “Use of

6

Proceeds”), or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

(xii)  Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(xiii)  Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which could reasonably be expected to result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not result in a Material Adverse Effect.

(xiv)  Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(xv)  Possession of Intellectual Property. The Company and its Subsidiaries own, possess, license, or can acquire on reasonable terms all necessary or appropriate rights in, all trademarks, servicemarks, trade names, patents, copyrights and any registrations and applications for each of the foregoing, domain names, trade secrets, know-how (including other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), inventions, technology and other similar intellectual property necessary to conduct its business as now conducted (collectively, “Intellectual Property Rights”). The Company is not a party to or bound by any licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Registration Statement and are not described therein accurately in all material respects. Neither Company nor any of its Subsidiaries has received any notice of and is not in breach of any of its material obligations under any licenses or agreements to which it is a party or by which it is bound with respect to any Intellectual Property Rights and, to the Company’s knowledge, no other party to such licenses or agreements is in material breach thereof. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company

7

or, to the Company’s knowledge, any of its officers, directors or employees. Except as set forth in the Registration Statement and as would not, individually or in the aggregate result in a Material Adverse Effect, (i) to the Company’s knowledge, there is no infringement by any third party of any Intellectual Property Rights owned by or exclusively licensed to the Company or any of its Subsidiaries; (ii) there is no pending or, to the Company’s knowledge, threatened (in writing) action, suit, proceeding or claim by others against the Company or any of Subsidiaries for any claim of infringement or misappropriation by the Company or any of its Subsidiaries or conflict with asserted Intellectual Property Rights of such others or challenging the Company’s or such Subsidiary’s rights in or to any Intellectual Property Rights owned by or exclusively licensed to the Company, and the Company is unaware of any existing facts which would form a reasonable basis for any such claims; and (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others against the Company or any of Subsidiaries challenging the validity or scope of any Intellectual Property Rights owned by or exclusively licensed to the Company, and the Company is unaware of any existing facts which would form a reasonable basis for any such claim; to the Company’s knowledge, such Intellectual Property Rights owned by, or exclusively licensed to, the Company are valid and enforceable.

(xvi)  Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act of the 1933 Act Regulations or state securities laws.

(xvii)  Absence of Manipulation. Neither the Company, nor any affiliate of the Company under the “control”, as such term is defined in Rule 405 under the 1933 Act, of the Company nor, to the Company’s knowledge, any affiliate of the Company not under the “control” of the Company has taken, nor will the Company or any such affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xviii)  Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xix)  Leased Property. All of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

8

(xx)  Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxi)  Registration Rights. There are no persons who will have registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act during the ninety days following the date hereof, other than (i) those registration rights which are covered by a separate, effective registration statement and which are not be required to be registered pursuant to the Registration Statement, (ii) Common Stock being offered for sale by the Selling Shareholders pursuant to the Registration Statement, (iii) any such rights which have been waived and (iv) those registration rights with respect to up to 700,000 shares of Common Stock which the Company intends to register pursuant to a registration statement filed on or prior to December 31, 2006, as disclosed in the Registration Statement.

(xxii)   Accounting Controls and Disclosure Controls. (A) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(B) The Company and its consolidated subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and the principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxiii)   Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

9

(xxiv)   Payment of Taxes. All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The United States federal income tax returns of the Company through the fiscal year ended December 31, 2005 have been settled and no assessment in connection therewith has been made against the Company. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(xxv)   Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks that is reasonable and appropriate, and all such insurance is in full force and effect. The Company has no reason to believe that it or any subsidiary will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Since January 1, 2004, neither of the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(xxvi)  Foreign Corrupt Practices Act. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxvii)  Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

10

(xxviii)  OFAC. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(b)  Representations and Warranties by the Selling Shareholders. Each Selling Shareholder severally and not jointly represents and warrants to each Underwriter as of the date hereof, as of the Closing Time, and, if the Selling Shareholder is selling Option Securities on a Date of Delivery, as of each such Date of Delivery, and agrees with each Underwriter, as to itself as follows:

(i)  Accurate Disclosure. Such Selling Shareholder has reviewed and is familiar with the Registration Statement, the General Disclosure Package and the Prospectus and, with respect to information related to such Selling Shareholder, none of the General Disclosure Package, the Prospectus, or any amendments or supplements thereto includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that, with respect to Mudd (USA) LLC and Mossimo Giannulli, no representation or warranty is made with respect to any statements or omissions other than with respect to the written information furnished to the Company by such Selling Shareholder specifically for inclusion in the Registration Statement. Such Selling Shareholder is not prompted to sell the Securities to be sold by such Selling Shareholder hereunder by any information concerning the Company or any subsidiary of the Company which is not set forth in the General Disclosure Package or the Prospectus.

(ii)  Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(iii)  Authorization of Power of Attorney and Custody Agreement. The Power of Attorney and Custody Agreement, in the form heretofore furnished to the Representatives (the “Power of Attorney and Custody Agreement”), has been duly authorized, executed and delivered by such Selling Shareholder and is the valid and binding agreement of such Selling Shareholder.

(iv)  Noncontravention. The execution and delivery of this Agreement and the Power of Attorney and Custody Agreement and the sale and delivery of the Securities to be sold by such Selling Shareholder and the consummation of the transactions contemplated herein and compliance by such Selling Shareholder with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, (i) conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Shareholder or any property or assets of such Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound, or to which any of the property or assets of such Selling Shareholder is subject, (ii) nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling Shareholder, if applicable, or (iii) result in the violation of any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties; except in the cases of clauses (i) and (iii) above, for any such conflict, breach, or violation that would not adversely affect such Selling Shareholder’s ability to perform its obligations hereunder or otherwise have a material adverse effect on such Selling Shareholder, or on its business or assets, taken as a whole.

11

(v)  Certificates Suitable for Transfer. The Securities to be sold by such Selling Shareholder pursuant to this Agreement are certificated securities in registered form or, with respect to Securities to be issued upon the exercise of options, will be certificated securities in registered form on the Closing Date, and are not held in any securities account or by or through any securities intermediary within the meaning of the Uniform Commercial Code as in effect in the State of New York (the “UCC”). Certificates for all of the Securities to be sold by such Selling Shareholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed, or, with respect to Securities to be sold by such Selling Stockholder upon exercise of options, certificates of such Securities will be placed on the Closing Date, in custody with Continental Stock Transfer & Trust Company (the “Custodian”) with irrevocable conditional instructions to deliver such Securities to the Underwriters pursuant to this Agreement.

(vi) Valid Title. Such Selling Shareholder has, and at the Closing Time will have, valid title to the Securities to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances (other than restrictions upon transfer under Rule 144 of the Act) and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Power of Attorney and Custody Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder.

(vii) Delivery of Securities. Upon the Underwriters’ acquiring possession of the Securities to be sold by such Selling Shareholder and paying the purchase price therefor pursuant to this Agreement, each Underwriter (assuming that no such Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the New York Uniform Commercial Code, to such Securities) will be a “protected purchaser” of the Securities to be purchased by it (within the meaning of Section 8-303) and will acquire its interest in such Securities (including, without limitation, all rights that such Selling Shareholder had or has the power to transfer in such Securities) free and clear of any adverse claim within the meaning of Section 8-102 of the New York Uniform Commercial Code.

(ix) Absence of Manipulation. Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(x) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by each Selling Shareholder of its obligations hereunder or in the Power of Attorney and Custody Agreement, or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

12

(xi) Restriction on Sale of Securities. Such Selling Stockholder has duly authorized, executed and delivered to the Underwriters a lock-up agreement substantially in the form set forth in Exhibit E hereto.

(xii)  No Association with NASD. Neither such Selling Stockholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is a person associated with (within the meaning of Article I (dd) of the By-laws of the National Association of Securities Dealers, Inc.), any member firm of the National Association of Securities Dealers, Inc.

(c)  Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Shareholders as such and delivered to the Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Shareholder to the Underwriters as to the matters covered thereby.

SECTION 2.  Sale and Delivery to Underwriters; Closing.

(a)  Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and each Selling Shareholders, severally and not jointly, agree to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company and each Selling Shareholder, at the price per share set forth in Schedule D, that proportion of the number of Initial Securities set forth in Schedule B opposite the name of the Company or such Selling Shareholder, as the case may be, which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

(b)  Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Option Shareholders, acting severally and not jointly hereby grant an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,809,750 shares of Common Stock, including up to an additional 400,000 shares of Common Stock from the Option Shareholders in the respective amounts set forth opposite their names in Schedule C, at the price per share set forth in Schedule D, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by Merrill Lynch and Lehman Brothers to the Company and the Option Shareholders setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by Merrill Lynch and Lehman Brothers, but shall be no sooner than two full business days before, and not be later than seven full business days after, the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite

13

the name of such Underwriter bears to the total number of Initial Securities, and the Company and each of the Option Shareholders, acting severally and not jointly, will sell that proportion of the of total number of Option Securities then being purchased by the Underwriters, in the case of the Company, which bears to the total number of Option Securities and, in the case of Option Shareholders, which the Maximum Number of Option Securities to be Sold set forth in Schedule C opposite the name of such Option Shareholder bears to the total number of Option Securities, subject in each case to such adjustments as Merrill Lynch and Lehman Brothers in its discretion shall make to eliminate any sales or purchases of fractional shares

(c)  Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, NY 10022, or at such other place as shall be agreed upon by the Representatives and the Company and the Selling Shareholders, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company and the Selling Shareholders (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company and the Selling Shareholders, on each Date of Delivery as specified in the notice from the Representatives to the Company and the Selling Shareholders.

Payment shall be made to the Company and the Selling Shareholders by wire transfer of immediately available funds to bank accounts designated by the Company and the Custodian pursuant to each Selling Shareholder’s Power of Attorney and Custody Agreement, as the case may be, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Subject to Section 10 hereof, Merrill Lynch and Lehman Brothers, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d)  Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least two full business days before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3.  Covenants of the Company and the Selling Shareholders. The Company covenants with each Underwriter as follows:

(a)  Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to

14

the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will promptly effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)  Filing of Amendments and Exchange Act Documents. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and, will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c)  Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)  Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

15

(e)  Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify Merrill Lynch and Lehman Brothers and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f)  Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g)  Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h)  Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in accordance with the disclosure specified in the Prospectus under “Use of Proceeds.”

(i)  Listing. The Company will use its best efforts to effect and maintain the quotation of the Securities on the Nasdaq Global Market.

(j)  Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch and Lehman Brothers, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that

16

transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 90-day restricted period, the restrictions imposed in this clause (j) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The foregoing restrictions shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issuable by the Company upon the exercise of any option or warrant or the conversion of any security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock or options to purchase Common Stock or other equity based compensation issued pursuant to any existing employee equity-based incentive plan or employee benefit plan, including 401(k) plans and other retirement plans, of the Company referred to in the Prospectus, or (d) any shares of Common Stock or options to purchase Common Stock issued in the ordinary course in connection with the hiring or retaining consultants, employees or advisors, so long as any such consultants, employees or advisors execute a lock-up agreement substantially in the form of Exhibit E hereto.

(k)  Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

(l) Issuer Free Writing Prospectuses. Each of the Company and each Selling Shareholder represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission or, in the case of each Selling Shareholder, whether or not required to be filed with the Commission. Any such free writing prospectus consented to by the Representatives or by the Company and the Representatives, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Company and each Selling Shareholder represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

SECTION 4.  Payment of Expenses.

(a)  Expenses. The Company will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f)

17

hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (x) the filing fees incident to, and the reasonable and documented fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the “NASD”) of the terms of the sale of the Securities, (xi) the fees and expenses incurred in connection with the listing of the Securities in the Nasdaq Global Market, and (xii) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriter caused by a breach of the representation contained in the third paragraph of Section 1(a)(i).

(b)  Expenses of the Selling Shareholders. The Selling Shareholders, severally, but not jointly, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of their respective Securities to the Underwriters, and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) the fees and disbursements of their respective counsel and other advisors.

(c)  Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or Section 11 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable and documented fees and disbursements of counsel for the Underwriters.

(d)  Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and the Selling Shareholders may make for the sharing of such costs and expenses.

SECTION 5.  Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained in Section 1 hereof or in certificates of any officer of the Company or any Subsidiary of the Company or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)  Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A.

18

(b)  Opinions of Counsel for Company. At Closing Time, the Representatives shall have received (i) the favorable opinion, dated as of Closing Time, of Blank Rome, LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request; (ii) the favorable opinion, dated as of the Closing Time, of Andrew Tarshis, of the General Counsel of the Company regarding general corporate matters, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request; and (iii) the favorable opinion, dated as of the Closing Time of Andrew Tarshis, the General Counsel of the Company regarding Intellectual Property Rights, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit C hereto and to such further effect as counsel to the Underwriters may reasonably request.

(c)  Opinion of Counsel for the Selling Shareholders. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of each of Blank Rome, LLP, counsel of the Company, as counsel to all of the Selling Shareholders, except for Mudd (USA) LLC and Mossimo Giannulli, and Heller Ehrman LLP, counsel for Mudd (USA) LLC and Paul, Hastings, Janofsky and Walker LLP, counsel for Mossimo Giannulli, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit D, Exhibit G and Exhibit H, respectively, hereto and to such further effect as counsel to the Underwriters may reasonably request.

(d)  Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Shearman & Sterling LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters in form and substance satisfactory to the Underwriters.

(e)  Officers’ Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(f)  Certificate of Selling Shareholders. At Closing Time, the Representatives shall have received a certificate of an Attorney-in-Fact on behalf of each Selling Shareholder, dated as of Closing Time, to the effect that (i) the representations and warranties of each Selling Shareholder contained in Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and (ii) each Selling Shareholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time.

19

(g)  Accountants’ Comfort Letters and Other Letter. At the time of the execution of this Agreement, the Representatives shall have received from (i) each of BDO Seidman, LLP and KPMG LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of each such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; and (ii) Cohn Handler & Co. a letter substantially in the form attached hereto as Exhibit F, together with signed or reproduced copies of such letter for each of the other Underwriters.

(h)  Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from each of BDO Seidman, LLP and KPMG LLP, a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in their respective letters furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(i)  Approval of Listing. At Closing Time, the Securities shall have been approved for inclusion in the Nasdaq Global Market, subject only to official notice of issuance.

(j)  Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit E hereto signed by the persons listed on Schedule E hereto.

(k)  Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Option Shareholders contained herein and the statements in any certificates furnished by the Company, any subsidiary of the Company and the Option Shareholders hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

(ii) Certificate of Selling Shareholders. A certificate, dated such Date of Delivery, of an Attorney-in-Fact on behalf of each Option Shareholder confirming that the certificate delivered at Closing Time pursuant to Section 5(f) remains true and correct as of such Date of Delivery.

(iii) Opinions of Counsel for Company. The favorable opinion of Blank Rome, LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof, the favorable opinion of the General Counsel of the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to general corporate matters and otherwise to the same effect as the opinion required by Section 5(b) hereof, and the favorable opinion of the General Counsel of the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to Intellectual Property Rights and otherwise to the same effect as the opinion required by Section 5(b) hereof.

20

(iv) Opinion of Counsel for the Selling Shareholders. The favorable opinion of each of Blank Rome LLP, counsel for the Company, Heller Ehrman LLP, counsel for Mudd (USA) LLC and Paul, Hastings, Janofsky and Walker LLP, counsel for Mossimo Giannulli, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(v) Opinion of Counsel for Underwriters. The favorable opinion of Shearman & Sterling LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(vi) Bring-down Comfort Letter. A letter from each of BDO Seidman, LLP and KPMG LLP in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letters furnished to the Representatives pursuant to Section 5(g) hereof, except that the “specified date” in each such the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

(l)  Additional Documents. At Closing Time and at each Date of Delivery counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholders in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(m)  Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by written notice to the Company and to the Selling Shareholders, or in the case of Option Securities, to the Option Shareholders, at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6.  Indemnification.

(a)  Indemnification of Underwriters. (1) The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information or the omission or alleged omission therefrom of a material fact required to be stated

21

therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch and Lehman Brothers), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch and Lehman Brothers expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b) Each Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless the Company, each Underwriter, its Affiliates and selling agents and each person, if any, who controls any Underwriter or the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (a)(i), (ii) and (iii) above; provided that such indemnification be limited to an amount equal to the aggregate gross proceeds, net of the underwriting discounts, received by such Selling Shareholder from the sale of the Securities to the Underwriters and only with respect to untrue statements or omissions, or alleged untrue statements or omission, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company or to any Underwriter by or on behalf of such Selling Shareholder expressly for use in the Registration Statement; provided further, that no Selling Shareholder shall be required to pay any amount under this Section 6(b) in connection with any settlement effected without such Selling Shareholder’s consent, subject to Section 6(e) below.

(c) Indemnification of Company, Directors and Officers and Selling Shareholders. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Shareholder and each person, if any, who controls any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense, whatsoever, as incurred, described in the indemnity contained in subsection (a)(1) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch and Lehman Brothers expressly for use therein.

22

(d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a)(1) above, counsel to the indemnified parties shall be selected by Merrill Lynch and Lehman Brothers, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company and the Selling Shareholders. An indemnifying party may participate at its own expense in the defense of any such action, with counsel reasonably satisfactory to the Indemnified Party. In the event that (i) that the indemnifying party fails to assume the defense of any such claim in a timely manner or (ii) if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the reasonable judgment of such indemnified party for the same counsel to represent both the indemnified party and the indemnifying party, or (iii) if the indemnifying party fails to employ counsel reasonably satisfactory to such indemnified party in a timely manner or (iv) counsel to such indemnified party determines that one or more defenses may be available to such indemnified party that are not available to the indemnifying party or another indemnified party, then such indemnified party may employ separate counsel to represent or defend it in any such action or proceeding and the indemnifying party will pay the reasonable and customary fees and disbursements of such counsel; provided, however, that in no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. In the absence of any of the foregoing, in any action or proceeding the defense of which the indemnifying party assumes, such indemnified party will have the right to participate in such litigation and to retain its own counsel at such indemnified party's own expense. No indemnifying party shall, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(1)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

23

(f) Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to indemnification.

SECTION 7.  Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholders and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No Selling Shareholder shall be required to contribute any amount in excess of the aggregate gross proceeds, net of the underwriting discounts, received by such Selling Shareholder from the sale of Securities by such Selling Shareholder pursuant to this Agreement, and the Selling Shareholders' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Securities set forth opposite their respective names in Schedule B hereto and not joint.

24

The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to contribution.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or such Selling Shareholder, as the case may be. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

The provisions of this Section 7 shall not affect any agreement among the Company and the Selling Shareholders with respect to contribution.

SECTION 8.  Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or the Selling Shareholders submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Company or any person controlling any Selling Shareholder and (ii) delivery of and payment for the Securities.

SECTION 9.  Termination of Agreement.

(a)  Termination; General. The Representatives may terminate this Agreement, by notice to the Company and the Selling Shareholders, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or General Disclosure Package, a Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Global Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

25

(b)  Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10.  Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i)  if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)  if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company and the Option Shareholders to sell the Option Securities to be purchased and sold on such Date of Delivery, shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Company and any Selling Shareholder shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.  Default by one or more of the Selling Shareholders or the Company. (a) If a Selling Shareholder shall fail at Closing Time or at a Date of Delivery to sell and deliver the number of Securities which such Selling Shareholder or Selling Shareholders is obligated to sell hereunder, and the remaining Selling Shareholders, do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Shareholders as set forth in Schedule B hereto, then the Underwriters may, at option of the Representatives, by notice from the Representatives to the Company and the non-defaulting Selling Shareholders, either (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect or (ii) elect to purchase the Securities which the non-defaulting Selling Shareholders and the Company have agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.

26

In the event of a default by any Selling Shareholder as referred to in this Section 11, each of the Representatives, the Company and the non-defaulting Selling Shareholders shall have the right to postpone Closing Time or Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

(b) If the Company shall fail at Closing Time or at the Date of Delivery to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

SECTION 12.  Tax Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

SECTION 13.  Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Merrill Lynch, Pierce, Fenner & Smith Incorporated at 4 World Financial Center, New York, New York 10080, attention of Global Origination Counsel Group and to Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: 646-834-8133), with a copy, in the case of any notice pursuant to Section 6 hereof to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, New York 10022 (Fax: 212-520-0421), with a copy to Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, attention of Robert Evans III; notices to the Company and to the Selling Shareholders (other than Mudd (USA) LLC and Mossimo Giannulli) shall be directed to the Company at 1450 Broadway, New York, New York 10018, attention of General Counsel, with a copy to Blank Rome LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174, attention of Robert Mittman; notices to Mudd (USA) LLC shall be directed c/o Mr. Conrad H. Lung, 50 West 76th Street, New York, New York 10023 (Fax: 212-840-4152), attention of Board of Managers, with a copy to: HellerEhrman LLP, Times Square Tower, 7 Times Square, 7 Times Square, New York, New York 10036, (Fax: 212-763-7600, Tel: 212-832-8300), attention of Paul Downs; and notices to Mossimo Giannulli shall be directed c/o Modern Amusement, Inc., 2016 Broadway, Santa Monica, CA 90404, with to a copy to Paul, Hastings, Janofsky & Walker LLP, 695 Town Center Drive, Seventeenth Floor, Costa Mesa, CA 92626, attention of Peter J. Tennyson.

SECTION 14.  No Advisory or Fiduciary Relationship. Each of the Company and each Selling Shareholder acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Shareholder, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or any Selling Shareholder, or its respective stockholders, creditors, employees or any other party, (c) no Underwriter

27

has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or any Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Shareholder on other matters) and no Underwriter has any obligation to the Company or any Selling Shareholder with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company and each Selling Shareholder, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and each of the Selling Shareholders has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 15.  Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 16.  GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 17.  TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18.  Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 19.  Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

28

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Attorney-in-Fact for the Selling Shareholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Shareholders in accordance with its terms.

Very truly yours,

ICONIX BRAND GROUP, INC.

By         /s/ Neil Cole
     Title:      CEO

THE SELLING SHAREHOLDERS NAMED IN SCHEDULE B HERETO

By       /s/ Neil Cole
     As Attorney-in-Fact

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.
LEHMAN BROTHERS INC.

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By                   /s/ Lisa G. Clyde
Authorized Signatory

By: LEHMAN BROTHERS INC.

By                  /s/ Dana Weinstein
Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

Name of Underwriter	Number of Initial Securities

Merrill Lynch, Pierce, Fenner & Smith Incorporated	4,917,500
Lehman Brothers Inc.	3,760,500
Lazard Capital Markets LLC	964,000
Piper Jaffray & Co	964,000
Wachovia Capital Markets, LLC	964,000
Brean Murray, Carret & Co., LLC	165,000
Monness Crespi Hardt & Co., LLC	165,000
Sterne, Agee & Leach, Inc	165,000

Total	12,065,000

Sch A-1

SCHEDULE B

	Number of Initial Securities to be Sold	Maximum Number of Option Securities to Be Sold
Neil Cole	800,000	─
David Conn	100,000	─
Warren Clamen	60,000	─
Andrew Tarshis	40,000	─
Deborah Sorell Stehr	75,000	─
Drew Cohen	15,000	─
Barry Emanuel	105,000	─
Steven Mendelow	95,000	─
Mudd (USA) LLC	800,000	200,000
Mossimo G. Giannulli	600,000	200,000
Total	2,690,000	400,000

Sch B - 1

SCHEDULE C

Maximum Number of Option Securities to Be Sold
Mudd (USA) LLC	200,000
Mossimo G. Giannulli	200,000
Total	400,000

Sch C - 1

SCHEDULE D

ICONIX BRAND GROUP, INC.
12,065,000 Shares of Common Stock
(Par Value $0.001 Per Share)

1.  The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $18.75.

2.  The purchase price per share for the Securities to be paid by the several Underwriters shall be $17.6719, being an amount equal to the initial public offering price set forth above less $1.0781 per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the overallotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Sch D - 1

SCHEDULE E

Neil Cole

David Conn

Warren Clamen

Andrew Tarshis

Deborah Sorell Stehr

William Sweedler

Drew Cohen

Barry Emanuel

Steven Mendelow

Peter Cuneo

Mark Friedman

Mudd (USA) LLC

Mossimo G. Giannulli

Those individuals that may become subject to a lock-up agreement pursuant to Section 3(j).

Sch E - 1

SCHEDULE F

None.

Sch F - 1

SCHEDULE G

The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $18.75.

The total number of Securities sold pursuant to the offering shall be 12,065,000.

Sch G - 1

Exhibit A

FORM OF OPINION OF COMPANY’S COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(b)

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

(ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement.

(iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction set forth on Schedule A hereto.

(iv) The authorized capital stock of the Company is as set forth in the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to the Purchase Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus); the shares of issued and outstanding capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights under the DGCL, Certificate of Incorporation or any agreement known to us to which the Company is a party, of any securityholder of the Company.

(v) The Securities to be purchased by Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to the Purchase Agreement and, when issued and delivered by the Company pursuant to the Purchase Agreement against payment of the consideration set forth in the Purchase Agreement, will be validly issued and fully paid and non-assessable and no holder of the Securities is or will be subject to personal liability by reason of being such a holder.

(vi) The issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

(vii) Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to our knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

(viii) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

(ix) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

(x) The Registration Statement, including any Rule 462(b) Registration Statement and the Rule 430A Information, the Prospectus and each amendment or supplement to the Registration Statement and Prospectus, as of their respective effective or issue dates (other than the financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

(xi) The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

(xii) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and by-laws of the Company and the requirements of the Nasdaq Global Market.

(xiii) To our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company its obligations thereunder.

(xiv) The information in the Prospectus under “Capitalization,” “Company—Our History,” “Legal Matters,” and “Management” and “Description of Securities” and in the Registration Statement under Item 15, to the extent that it constitutes matters of law, summaries of legal matters, the Company’s charter and bylaws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

(xv) All descriptions in the Registration Statement of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects; to our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

(xvi) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we need express no opinion) which an attorney using prudent judgment would expect to be applicable to transactions of the type contemplated by the Purchase Agreement, is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement or for the offering, issuance, sale or delivery of the Securities.

(xvii) The execution, delivery and performance of the Purchase Agreement and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use Of Proceeds”) and compliance by the Company with its obligations under the Purchase Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xi) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their respective properties, assets or operations.

(xviii) To our knowledge, there are no persons who will have registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act during the ninety days following the date hereof, other than (i) those registration rights which are covered by a separate, effective registration statement and which will not be required to registered pursuant to the Registration Statement, (ii) Common Stock being offered for sale by the Selling Shareholders pursuant to the Registration Statement, (iii) any such rights which have been waived and (iv) as disclosed in the Registration Statement.

(xix) The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an “investment company” under the 1940 Act.

(xx) The preferred share purchase rights under the Company’s Stockholder Rights Plan to which holders of the Securities will be entitled have been duly authorized and validly issued.

Nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information, (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In addition, nothing has come to our attention that would lead us to believe that the General Disclosure Package, other than the financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we need make no statement, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. With respect to statements contained in the General Disclosure Package, any statement contained in any of the constituent documents shall be deemed to be modified or superseded to the extent that any information contained in subsequent constituent documents modifies or replaces such statement.

In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

Exhibit B

FORM OF OPINION OF THE GENERAL COUNSEL OF THE COMPANY
TO BE DELIVERED PURSUANT TO SECTION 5(b)

(i) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(ii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled “Actual” under the caption “Capitalization”.

B-1

Exhibit C

FORM OF OPINION OF THE GENERAL COUNSEL OF THE COMPANY REGARDING INTELLECTUAL PROPERTY RIGHTS
TO BE DELIVERED PURSUANT TO SECTION 5(b)
FORM OF IN-HOUSE OPINION OF INTELLECTUAL PROPERTY COUNSEL

[To be placed on Company Letterhead]

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Lehman Brothers Inc.
As Representatives of the several Underwriters
c/o Merrill Lynch, Pierce, Fenner & Smith
Incorporated

Re: Iconix Brand Group, Inc.
[____] Shares of Common Stock

Ladies and Gentlemen:

I am the general counsel of Iconix Brand Group, Inc., a Delaware corporation (the “Company”). This opinion is being furnished pursuant to Section 5(b) of the Purchase Agreement, dated [____ __], 2006 (the “Purchase Agreement”; terms not defined herein shall have the meanings ascribed to them in the Purchase Agreement), between the Company and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Lehman Brothers Inc., as representatives of the several Underwriters listed in Schedule A to the Purchase Agreement, in connection with the sale by the Company and purchase of [____] shares of Common Stock, par value $0.001 per share, of the Company (the “Shares”) by the several Underwriters.

I am familiar with the efforts of the Company and its subsidiaries (collectively, the “Company Group”) to obtain trademarks in the United States and abroad. In connection with this opinion, I have reviewed the following documents and performed the following actions:

1.  I have reviewed the statements in the Registration Statement, which was declared effective on [___________], 2006, including the final Registration Statement included therein, and including statements under the captions “Risk Factors”, “____________” and “______________” (collectively, the “Intellectual Property Sections”).

2.  I have reviewed all records, documents, instruments and agreements in our possession or under our control relating to the intellectual property matters of the Company Group, including those relating to the Company Group’s trademark registrations and applications and identified in Schedule A attached hereto and intellectual property agreements identified in Schedule B. In performing our review of such records, documents, instruments and agreements, we have assumed the genuineness of all signatures other than with respect to the Company Group, on the copies of such records, documents, instruments and agreements submitted to us as certified, conformed or photographic copies.

Based upon the foregoing, we are of the opinion that:

(i)
Schedule A attached hereto sets forth a true and complete list of all trademark registrations and applications owned by the Company Group that are material to the business of the Company Group as presently conducted (collectively, the “Material Trademarks”). Schedule B attached hereto sets forth a true and complete list of all Material Trademark license and other agreements related to the Material Trademarks to which the Company or a subsidiary of the Company is a party (“Trademark Licenses”). No copyright (whether registered or unregistered) nor any patent, individually or in the aggregate, is material to the business of the Company Group as presently conducted.

(ii)
The Company Group is the exclusive owner of all right, title, and interest in and to the Material Trademarks and to all other trademarks used in the business of the Company Group as presently conducted (the “Secondary Trademarks” and, together with the Material Trademarks, the “Company Trademarks”); each pending Material Trademark is being diligently prosecuted by the Company or a Company subsidiary.

(iii)
To the best of my knowledge, each Company Trademark has been duly maintained and is in full force and in effect. Each of the Material Trademarks and, to the best of my knowledge, each of the Secondary Trademarks, is valid and enforceable, and no Material Trademark and, to the best of my knowledge, no Secondary Trademark, has been adjudged invalid or unenforceable in whole or in part.

(iv)
To the best of my knowledge, (A) each Trademark License and each option is in full force and in effect, (B) neither the Company or any of its Subsidiaries nor any counterparty to any Trademark License or option relating to Material Trademarks is in material breach or default thereof, and (C) the Company is not engaged in any activity that would be prohibited under the terms of any Trademark License or option relating to Material Trademarks.

(v)
To the best of my knowledge, the operation of the business of the Company Group, as presently conducted or as proposed in the Registration Statement to be conducted, together with the use of the Company Trademarks and Trademark Licenses, does not infringe, misappropriate or otherwise violate the intellectual property rights of any third party. Except as disclosed in the Registration Statement, no actions, suits, claims or proceedings have been asserted or, to the best of my knowledge, threatened against the Company or any Company subsidiary in the past five (5) years alleging any of the foregoing or seeking to challenge, deny or restrict the operation of the business of the Company or any Company subsidiary or the ownership of the Company or any Company subsidiary of any Company Trademark or the validity or scope thereof. No court, governmental agency or body, domestic or foreign, has issued any order, judgment, decree or injunction restricting the operation of the business of the Company or any Company subsidiary or the ownership or validity of any Company Trademark.

(vi)	To the best of my knowledge, no person or entity is engaging in any activity that infringes, misappropriates or violates the Company Trademarks in any material respect.

(vii)
The statements and the information contained in the Intellectual Property Sections are accurate in all material respects, fairly represent the matters disclosed therein and do not contain any untrue statement of material fact or omit to state a material fact or facts necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Very truly yours,

Andrew Tarshis

SCHEDULE A

Material Trademarks

SCHEDULE B

Trademark Licenses

Exhibit D

FORM OF OPINION OF COUNSEL FOR THE SELLING SHAREHOLDERS
TO BE DELIVERED PURSUANT TO SECTION 5(c)

(i) To our knowledge, no filing with, or consent, approval, authorization, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (other than the issuance of the order of the Commission declaring the Registration Statement effective and such authorizations, approvals or consents as may be necessary under state securities laws, as to which [I][we] need express no opinion) is necessary or required to be obtained by the Selling Shareholders for the performance by each Selling Shareholder of its obligations under the Purchase Agreement or in the Power of Attorney and Custody Agreement, or in connection with the offer, sale or delivery of the Securities.

(ii) Each Power of Attorney and Custody Agreement has been duly executed and delivered by the respective Selling Shareholders named therein and constitutes the valid and binding agreement of such Selling Shareholder.

(iii) The Purchase Agreement has been duly executed and delivered by or on behalf of each Selling Shareholder.

(iv) Each Attorney-in-Fact has been duly authorized by the Selling Shareholders to deliver the Securities on behalf of the Selling Shareholders in accordance with the terms of the Purchase Agreement.

(v) The execution, delivery and performance of the Purchase Agreement and the Power of Attorney and Custody Agreement and the sale and delivery of the Securities and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement and compliance by the Selling Shareholders with its obligations under the Purchase Agreement have been duly authorized by all necessary action on the part of the Selling Shareholders and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities or any property or assets of the Selling Shareholders pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other instrument or agreement to which any Selling Shareholder is a party or by which they may be bound, or to which any of the property or assets of the Selling Shareholders may be subject nor will such action result in any violation of the provisions of the charter or by-laws of the Selling Shareholders, if applicable, or any law, administrative regulation, judgment or order of any governmental agency or body or any administrative or court decree known to us to have jurisdiction over such Selling Shareholder or any of its properties.

(vi) To our knowledge, each of the Selling Shareholders has valid title to, or a valid security entitlement in respect of, the Securities to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities and other encumbrances, and, to our knowledge, each of the Selling Shareholders has the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Power of Attorney and Custody Agreement of such Selling Shareholder and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder [or a valid security entitlement in respect of such Securities].

(vii) Upon the Underwriters’ acquiring possession of stock certificates representing the Securities to be sold by the Selling Shareholders, endorsed to the Underwriters and paying the purchase price therefor pursuant to this Agreement, the Underwriters (assuming that no such Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the New York Uniform Commercial Code, to such Securities) will acquire their respective interests in such Securities (including, without limitation, all rights that such Selling Shareholder had or has the power to transfer in such Securities) free and clear of any adverse claim within the meaning of Section 8-102 of the New York Uniform Commercial Code.

D-1

Exhibit E

● , 2006

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated,

Lehman Brothers Inc.
as Representatives of the several
Underwriters to be named in the
within-mentioned Purchase Agreement

c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated

4 World Financial Center
New York, New York 10080

Re:  Proposed Public Offering by Iconix Brand Group, Inc.

Dear Sirs:

The undersigned, a stockholder and an officer and/or director of Iconix Brand Group, Inc. corporation (the “Company”), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Lehman Brothers Inc. (“Lehman Brothers”) propose to enter into a Purchase Agreement (the “Purchase Agreement”) with the Company and the Selling Shareholders providing for the public offering of shares (the “Securities”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder [and an officer and/or director] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, as of the date hereof and during a period of 90 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise. Notwithstanding anything to the contrary contained herein, in the event that the Purchase Agreement is not signed within 30 days of the date of this Agreement, then the terms of this Agreement shall be of no further force and effect.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of Merrill Lynch and Lehman Brothers, provided that (1) Merrill Lynch and Lehman Brothers receive a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)	as a bona fide gift or gifts; or

(ii)
to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii)	as a distribution to limited partners, stockholders or members of the undersigned; or

(iv)	by will or intestate succession; or

(v)	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned.

Furthermore, the undersigned may sell shares of Common Stock of the Company purchased by the undersigned on the open market following the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities Exchange Commission, or otherwise; (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales; (iii) the transferee/donee agrees to be bound by the terms of this lock-up letter agreement to the same extent as if the transferee/donee were a party thereto, and (iv) such Selling Shareholder notifies Merrill Lynch and Lehman Brothers at least two business days prior to proposed transfer or disposition.

Notwithstanding the foregoing, if:

(1) during the last 17 days of the 90-day lock-up period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the 90-day lock-up period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 90-day lock-up period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Merrill Lynch waives, in writing, such extension.

The undersigned hereby acknowledges and agrees that written notice of any extension of the 90-day lock-up period pursuant to the previous paragraph will be delivered by Merrill Lynch or Lehman Brothers to the Company (in accordance with Section 12 of the Purchase Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial 90-day lock-up period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 90-day lock-up period (as may have been extended pursuant to the previous paragraph) has expired.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Very truly yours,

Signature: ______________________________________

Print Name: _____________________________________

Exhibit F

Ladies and Gentlemen:

We have audited the balance sheet of Rampage Licensing, LLC (the “Company”) as of December 31, 2004 and the related statements of income, members’ equity (deficit) and cash flows for the year ended December 31, 2004. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. In our opinion, the financial statements of the Company for the year ended December 31, 2004 present fairly, in all material respects, the financial position of Rampage Licensing, LLC as of December 31, 2004, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

We have reviewed the accompanying balance sheet of Rampage Licensing, LLC as of June 30, 2005, and the related statements of income, members’ equity (deficit) and cash flows for the six months ended June 30, 2005 and 2004, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the former management of Rampage Licensing, LLC. A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion. Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

For the purposes of this letter, we have read the items set forth in Exhibit A hereto and compared the amounts set forth therein to the corresponding amounts appearing in the Company’s unaudited condensed financial statements described in second paragraph of this letter and found them to be in agreement.

Yours truly,

F-1

Exhibit G

FORM OF OPINION OF COUNSEL FOR MUDD (USA) LLC
TO BE DELIVERED PURSUANT TO SECTION 5(c)

(i) To our knowledge, no filing with, or consent, approval, authorization, license, order, registration, qualification or decree of, any court or governmental authority or agency (other than the issuance of the order of the Commission declaring the Registration Statement effective and such authorizations, approvals or consents as may be necessary under state securities laws, as to which we express no opinion) is necessary or required to be obtained by Mudd (USA) LLC for the performance by Mudd (USA) LLC of its obligations under the Purchase Agreement or in the Power of Attorney and Custody Agreement, or in connection with the offer, sale or delivery of the Securities.

(ii) Each of the Power of Attorney and the Custody Agreement has been duly authorized, executed and delivered by Mudd (USA) LLC, and constitutes the valid and binding agreement of Mudd (USA) LLC, subject as to enforcement to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that any rights to indemnification or contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

(iii) The Purchase Agreement has been duly authorized, executed and delivered by or on behalf of Mudd (USA) LLC.

(iv) The execution, delivery and performance of the Purchase Agreement and the Power of Attorney and Custody Agreement and the sale and delivery of the Securities and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement and compliance by Mudd (USA) LLC with its obligations under the Purchase Agreement have been duly authorized by all necessary action on the part of Mudd (USA) LLC and do not and will not conflict with or constitute a breach of the agreements identified on Schedule I hereto, nor will such action result in any violation of the provisions of the certificate of formation and limited liability company agreement of Mudd (USA) LLC, or any law, administrative regulation, judgment or order known to us of any New York or Federal governmental agency or body having jurisdiction over Mudd (USA) LLC or any administrative or court decree known to us of a New York or Federal body or court having jurisdiction over Mudd (USA) LLC or any of its properties.

(v) Upon delivery to the Underwriters of stock certificates representing the Securities to be sold by Mudd (USA) LLC, endorsed to the Underwriters, and payment of the purchase price therefor pursuant to the Purchase Agreement, the Underwriters (assuming each Underwriter purchases the Securities in good faith and that no such Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the New York Uniform Commercial Code, to such Securities) will acquire their respective interests in such Securities (including, without limitation, all rights that such Selling Shareholder had or has the power to transfer in such Securities) free and clear of any adverse claim within the meaning of Section 8-102 of the New York Uniform Commercial Code, except for any such adverse claims created by or at the request of the Underwriters.

To the extent deemed advisable by such counsel, such counsel may rely as to matters of fact on certificates of Mudd (USA) LLC and on the opinions of other counsel satisfactory to the Underwriters. Copies of such certificates and other opinions shall be furnished to the Underwriters and counsel for the Underwriters.

G-1

SCHEDULE I

Pledge Agreement, dated as of April 11, 2006, by Mudd (USA) LLC, in favor of Wilmington Trust Company, as collateral agent for the benefit of Iconix Brand Group, Inc. and IP Holdings LLC.

Asset Purchase Agreement, dated as of March 31, 2006, between Iconix Brand Group, Inc. and Mudd (USA) LLC.

G-2

Exhibit H

FORM OF OPINION OF COUNSEL FOR MOSSIMO GIANNULLI
TO BE DELIVERED PURSUANT TO SECTION 5(c)

(i) To our knowledge, no filing with, or consent, approval, authorization, license, order, registration, qualification or decree of, any United States federal or New York state court or governmental authority or agency (other than the issuance of the order of the Commission declaring the Registration Statement effective and such authorizations, approvals or consents as may be necessary under state securities laws, as to which we express no opinion) is necessary or required to be obtained by the Selling Shareholder for the performance by the Selling Shareholder of his obligations under the Purchase Agreement, the Power of Attorney and the Custody Agreement.

(ii) Each of the Power of Attorney and the Custody Agreement has been duly executed and delivered by the Selling Shareholder and constitutes the valid and binding Agreement of the Selling Shareholder.

(iii) The Purchase Agreement has been duly executed and delivered by or on behalf of the Selling Shareholder.

(iv) Each Attorney-in-Fact has been duly authorized by the Selling Shareholder to deliver the Securities on behalf of the Selling Shareholder in accordance with the terms of the Purchase Agreement.

(v) The execution, delivery and performance by the Selling Shareholder of the Purchase Agreement, the Power of Attorney and the Custody Agreement and the sale and delivery by the Selling Shareholder of the Securities do not and will not, whether with or without the giving of notice or passage of time or both, constitute a breach of, default under, cause an acceleration of obligations of the Selling Shareholder under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities or any property or assets of the Selling Shareholder under, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other instrument or agreement set forth on Schedule A hereto nor will such action result in any violation of any law, administrative regulation, judgment or order of any United States federal or New York state governmental agency or body (other than state securities laws, as to which we express no opinion) or any administrative or court decree to which the Selling Shareholder is a named party and which is known to us.

(vi) To our knowledge, the Selling Shareholder has the legal right and power to enter into the Purchase Agreement, the Power of Attorney and Custody Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder.

(vii) Upon the Underwriters’ acquiring possession of stock certificates representing the Securities to be sold by the Selling Shareholder, endorsed to the Underwriters and paying the purchase price therefor pursuant to the Purchase Agreement, the Underwriters (assuming that no such Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the New York Uniform Commercial Code, to such Securities) will become a “protected purchaser” with regard to such Securities under Section 8-303 of the New York Uniform Commercial Code.

H-1

SCHEDULE A

1.
Cancellation of Employment Agreement between Mossimo, Inc. and Mossimo Giannulli effective immediately upon the effectiveness of the merger contemplated by the Agreement and Plan of Merger by and among Iconix Brand Group, Inc., Moss Acquisition Corp., Mossimo, Inc. and Mossimo Giannulli dated as of March 31, 2006.

2.	Agreement for Creative Director Services dated as of October 31, 2006 among Mossimo Giannulli, Mossimo, Inc. and Iconix Brand Group, Inc.

3.	Lock-Up Agreement dated as of October 31, 2006 among Iconix Brand Group, Inc., Mossimo Giannulli and Edwin Lewis.

4.	Registration Rights Agreement dated as of October 31, 2006 among Iconix Brand Group, Inc., Mossimo Giannulli and Edwin Lewis.

5.	Affiliate Agreement dated as of October 31, 2006 between Iconix Brand Group, Inc. and Mossimo Giannulli.

H-2